EXHIBIT 4

                               IRREVOCABLE PROXY

      KNOW ALL BY THESE PRESENTS that KLA INSTRUMENTS CORPORATION (the "Stockholder") does hereby make, constitute and appoint NICHOLAS P. ECONOMOU ("Economou"), or, in the event that Economou is no longer serving as President of Micrion Corporation, the person who is then serving as the President of Micrion Corporation (the "Corporation"), for it and in its stead to act as its proxy in respect of the 215,000 shares of Common Stock, no par value, or such other number of shares then owned by the Stockholder (the "Shares"), of the Corporation acquired by the Stockholder in connection with the settlement of certain litigation in the Essex County Superior Court, Salem, Massachusetts, entitled KLA Instruments Corporation v. Micrion Corporation, et al., Civil Action No. 93-2942A, giving and granting Economou (or any successor) full power and authority to (i) vote all of the Shares beneficially owned by the Stockholder, either in person or by proxy, or give written consent in lieu of voting thereof, (ii) waive any notice of any regular or special meeting of stockholders of the Corporation and (iii) call meetings of stockholders of the Corporation, as the Stockholder might or could do if personally present with full power of substitution, appointment and revocation.

      At all times hereafter, the Stockholder shall have the right to transfer the Shares, in whole or in part, to any third party not controlling, controlled by, or under common control with the Stockholder, and upon such sale or transfer the transferred shares shall no longer be subject to this irrevocable proxy.

      This proxy is coupled with an interest (which interest includes, among other things, the settlement of the above-referenced litigation and the agreements between the Corporation, of which Economou is the President, and the Stockholder in connection therewith), is irrevocable and shall be binding upon the Stockholder and its representatives, successors and assigns.

      IN WITNESS WHEREOF, the undersigned has executed this irrevocable proxy as of the 6th day of May, 1996.

                                          KLA INSTRUMENTS CORPORATION


                                          By:/s/ Christopher Stoddart

                                          Name:   Christopher Stoddart
                                          Title:  Treasurer

Accepted as of the date hereof

/s/ Nicholas P. Economou
Nicholas P. Economou
President of Micrion Corporation